Exhibit 99.1

MP Materials Reports First Quarter 2021 Results
Revenue Grew 189% Year-over-Year to $60.0 million
Net Income Increased 737% Year-over-Year to $16.1 million
Adjusted EBITDA Grew 537% Year-over-Year to $33.0 million

MOUNTAIN PASS, Calif. – May 6, 2021 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), the largest rare earth materials producer in the Western Hemisphere, today announced its financial results for the three months ended March 31, 2021.

“Our solid first quarter results demonstrate our continued strong operational execution along with the upside our business has from higher rare earth prices. MP’s revenues nearly tripled and Adjusted EBITDA increased over 6 times compared to last year’s first quarter,” said MP Materials Chairman and CEO James H. Litinsky. “Importantly, our Stage II optimization plan is on track, and we are making steady progress on our Stage III vision.”

Litinsky continued, “During the first quarter, we issued one of the largest green bonds in the country while maintaining our conservative capital structure via a significant net cash position. This demonstrates our continued commitment to positioning MP as a Western champion of the electrification and sustainability revolution. As we continue along our strategic roadmap, we remain laser-focused on execution and creating value for shareholders.”

2021 First Quarter Financial and Operating Highlights

	For the three months ended March 31,		2021 vs. 2020
(unaudited)	2021	2020	Amount Change	% Change
Financial Measures:		(in thousands)
Product sales	$59,971	$20,719	$39,252	189%
Net income	$16,119	$1,925	$14,194	737%
Adjusted EBITDA (1)	$33,000	$5,180	$27,820	537%
Adjusted Net Income (1)	$23,177	$2,571	$20,606	801%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	9,849	9,682	167	2%
REO sales volume (MTs)	9,793	8,321	1,472	18%
Realized price per REO MT (1)	$5,891	$2,544	$3,347	132%
Production cost per REO MT (1)	$1,475	$1,300	$175	13%
(1)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, and Total Value Realized and Production Costs, which are used in the calculations of realized price per REO MT and production cost per REO MT. In addition, see tables below for reconciliations of non-GAAP financial measures to GAAP financial measures.
Revenue increased 189% year-over-year, driven by increases in the realized sales prices of rare earth oxide (“REO”) in concentrate and in the metric tons (“MT”) of REO sold. The realized sales price increase of 132% was due to higher demand for rare earths driving increased market prices. The 18% increase in MTs sold was mainly due to the timing of shipments, which fluctuate quarter-to-quarter but approximate production volumes over time. The 2% increase in production compared to the first quarter of 2020 was due to a modest improvement in the efficiency of our processing operations and an increased ore feed rate, partially offset by slightly fewer scheduled production hours.

Adjusted EBITDA increased 537% year-over-year driven by higher sales volumes and per-unit profitability, partially offset by increased public company costs. Production cost of $1,475 per MT of REO increased 13% year-over-year mainly due to higher raw material costs, largely driven by a temporary reagent trial, COVID-19 impacted logistics costs, increased headcount, as well as the timing of scheduled maintenance shutdowns. Per unit production costs declined 7% sequentially from continued operational efficiencies.

Net income increased by 737% year-over-year to $16.1 million and Adjusted Net Income increased by 801% year-over-year to $23.2 million, both mainly due to the higher Adjusted EBITDA, partially offset by higher income tax expense. First quarter of 2021 net income was also impacted by non-cash, stock-based compensation expense related primarily to stock grants issued in connection with MP Materials becoming a public company and higher depletion of the mineral rights resulting from the acquisition of Secure Natural Resources LLC (“SNR”).

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
(in thousands, except share and per share data, unaudited)	2021	2020
Product sales	$59,971	$20,719

Operating costs and expenses	38,262	18,073
Operating income	21,709	2,646
Other income, net	55	82
Interest expense, net	(1,154)	(803)
Income before income taxes	20,610	1,925
Income tax expense	(4,491)	—
Net income	$16,119	$1,925

Earnings per share:
Basic	$0.10	$0.03
Diluted	$0.09	$0.03

Weighted-average shares outstanding:
Basic	168,922,566	66,556,975
Diluted	179,319,489	66,556,975

MP MATERIALS CORP. AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	For the three months ended March 31,
(in thousands, unaudited)	2021	2020
Net income	$16,119	$1,925
Adjusted for:
Depreciation, depletion and amortization	6,150	1,271
Interest expense, net	1,154	803
Income tax expense	4,491	—
Stock-based compensation expense (1)	5,673	—
Transaction-related and other non-recurring costs (2)	1,058	212
Accretion of asset retirement and environmental obligations	593	564
Gain on sale or disposal of long lived-assets (3)	(133)	—
Royalty expense to SNR	—	487
Tariff rebate (4)	(2,050)	—
Other income, net	(55)	(82)
Adjusted EBITDA	$33,000	$5,180

(1)Principally included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Amount for the three months ended March 31, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with an offering by the Company of green convertible senior notes (the “Convertible Notes”) in March 2021. The Company did not receive any proceeds from the secondary equity offering.
(3)Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(4)Represents non-cash revenue recognized during the three months ended March 31, 2021, in connection with a tariff rebate received relating to product sales from prior periods.

MP MATERIALS CORP. AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	For the three months ended March 31,
(in thousands, unaudited)	2021	2020
Net income	$16,119	$1,925
Adjusted for:
Depletion (1)	4,531	29
Stock-based compensation expense (2)	5,673	—
Transaction-related and other non-recurring costs (3)	1,058	212
Gain on sale or disposal of long-lived assets (4)	(133)	—
Royalty expense to SNR	—	487
Tariff rebate (5)	(2,050)	—
Other income, net	(55)	(82)
Tax impact of adjustments above (6)	(1,966)	—
Adjusted Net Income	$23,177	$2,571

(1)Principally includes the depletion associated with the mineral rights for the rare earth ores contained in the Company’s mine, which were recorded in connection with the acquisition of SNR at fair value as of the date of the business combination on November 17, 2020, resulting in a significant step-up of the carrying amount of the asset.
(2)Principally included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(3)Amount for the three months ended March 31, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with the Convertible Notes offering in March 2021. The Company did not receive any proceeds from the secondary equity offering.
(4)Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(5)Represents non-cash revenue recognized during the three months ended March 31, 2021, in connection with a tariff rebate received relating to product sales from prior periods.
(6)Tax impact of adjustments is calculated using an adjusted effective tax rate, excluding the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 21.8% and 0% for the three months ended March 31, 2021 and 2020, respectively. The rate for the three months ended March 31, 2020, reflects a full valuation allowance.

MP MATERIALS CORP. AND SUBSIDIARIES
Reconciliation of GAAP Product Sales to Non-GAAP Total Value Realized

	For the three months ended March 31,
(in thousands, unless otherwise stated, unaudited)	2021	2020
Product sales	$59,971	$20,719
Adjusted for:
Shenghe Implied Discount (1)	—	607
Other (2)	(2,282)	(158)
Total Value Realized (3)	$57,689	$21,168

Total Value Realized (3)	$57,689	$21,168
Divided by:
REO sales volume (in MTs)	9,793	8,321
Realized price per REO MT (in dollars) (4)	$5,891	$2,544
(1)Represents the difference between the contractual amount realized by Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”) and the amount of deferred revenue we recognized.
(2)The amount for the three months ended March 31, 2021, pertains primarily to a tariff rebate due to the retroactive effect of lifting the Chinese tariffs in May 2020.
(3)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(4)May not recompute as presented due to rounding.

MP MATERIALS CORP. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended March 31,
(in thousands, unless otherwise stated, unaudited)	2021	2020
Cost of sales (1)	$17,936	$12,667
Adjusted for:
Cost attributable to sales of stockpiles	(73)	(150)
Stock-based compensation expense (2)	(1,318)	—
Shipping and freight	(2,098)	(1,702)
Production Costs (3)	$14,447	$10,815

Production Costs (3)	$14,447	$10,815
Divided by:
REO sales volume (in MTs)	9,793	8,321
Production cost per REO MT (in dollars) (4)	$1,475	$1,300
(1)Excluding depreciation, depletion and amortization.
(2)Pertains only to the amount of stock-based compensation expense included in cost of sales (as opposed to general and administrative).
(3)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(4)May not recompute as presented due to rounding.

Conference Call Details

MP Materials will host a conference call to discuss these results at 2 p.m. Pacific Time, Thursday, May 6, 2021. To access the conference call, participants should dial (844) 200-6205 and international participants should dial
44 208 0682 558 and enter the conference ID number 201798. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials

MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. With over 300 employees, the Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”), an iconic American industrial asset, which is the only rare earth mining and processing site of scale in the Western Hemisphere and produced approximately 15% of the rare earth content consumed in the global market in 2020. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. MP Materials’ integrated operations at Mountain Pass combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. More information is available at https://mpmaterials.com/.

We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MP Materials’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including unanticipated costs or delays associated with our Stage II optimization project; uncertainties relating to our commercial arrangements with Shenghe; our ability to convert current commercial discussions with customers for the sale of rare earth oxide products into contracts; potential changes in China’s political environment and policies; fluctuations in demand for, and prices of, rare earth minerals and products; uncertainties relating to the COVID-19 pandemic; the intense competition within the rare earths mining and processing industry; uncertainties regarding the growth of existing and emerging uses for rare earth products; potential power shortages at the Mountain Pass facility; increasing costs or limited access to raw materials that may adversely affect our profitability; fluctuations in transportation costs or disruptions in transportation services; inability to meet individual customer specifications; diminished access to water; uncertainty in our estimates of rare earth oxide reserves; uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential; risks associated with work stoppages; a shortage of skilled technicians and engineers; loss of key personnel; risks associated with the inherent dangers involved in mining activity; risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics; risks related to technology systems and security breaches; risks associated with our intellectual property rights; ability to compete with substitutions for rare earth minerals; ability to maintain satisfactory labor relations; risks relating to extensive and costly environmental regulatory requirements; risks associated with the terms of our convertible notes; and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” or as described in the other documents and reports we file with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Total Value Realized, and Production Costs. We define Adjusted EBITDA as our GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related and other non-recurring costs; non-cash accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; royalty expense to SNR; tariff rebates; and other income or loss, net. Adjusted Net Income is defined as our GAAP net income or loss excluding the impact of depletion; stock-based compensation expense; transaction-related and other non-recurring costs; gain on sale or disposal of long-lived assets; royalty expense to SNR; tariff rebates; and other income or loss, net; adjusted to give effect to the income tax impact of such adjustments. Total Value Realized, which we use to calculate our key performance indicator, realized price per REO MT, is defined as GAAP product sales adjusted for (x) the revenue impact of tariff-related rebates from Shenghe on account of prior sales, (y) in connection with our sales of REO to Shenghe between July 1, 2019, and June 5, 2020, the Shenghe Implied Discount, and (z) sales of legacy stockpiles. The Shenghe Implied Discount is equal to the difference between (i) Shenghe’s average realized price, net of taxes, tariffs and certain other agreed-upon charges (such as one-time demurrage charges) on our products once sold to their ultimate customers and (ii) the amount of revenue we recognized on the sales of those products to Shenghe for sales between July 1, 2019, and June 5, 2020, which includes a non-cash portion. See Note 4, “Relationship and Agreements with Shenghe,” and Note 5, “Revenue Recognition,” in our Annual Report on Form 10-K for the year ended December 31, 2020, for more information on the Shenghe Implied Discount. Realized price per REO MT is calculated as the quotient of: (i) our Total Value Realized for a given period and (ii) our REO sales volume for the same period. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our cost of sales (excluding depreciation, depletion and amortization), less costs attributable to sales of legacy stockpiles, stock-based compensation expense included in cost of sales (as opposed to general and administrative), and shipping and freight costs. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.

MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and other non-GAAP financial measures to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA and Adjusted Net Income provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA and Adjusted Net Income provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT, which utilizes the non-GAAP financial measure, Total Value Realized, is an important measure of the market price of the Company’s product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s production efficiency. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts

Investors:
Martin Sheehan
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com